Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Jamie Tully/Jonathan Doorley
Jon Levenson, Senior Vice President	Sard Verbinnen & Co.
+1-441-278-9000	+1-212-687-8080
Jon.Levenson@Validusholdings.com
Roddy Watt / Tony Friend
College Hill
+44 (0) 207-457-2020
VALIDUS ANNOUNCES RECORD THIRD QUARTER 2009 NET OPERATING INCOME OF $145.6
MILLION, ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY OF 19.0%
Net income of $499.2 million
Diluted Book Value Per Share of $28.61 at September 30, 2009
     Hamilton, Bermuda, November 5, 2009 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income of $499.2 million, or $5.21 per diluted common share for the three months ended September 30, 2009, compared with a net (loss) of ($126.3) million, or ($1.71) per diluted common share, for the three months ended September 30, 2008. Net income for the nine months ended September 30, 2009 was $731.6 million, or $8.65 per diluted share, compared with $16.1 million, or $0.14 per diluted share, for the nine months ended September 30, 2008.
     Net operating income for the three months ended September 30, 2009 was $145.6 million, or $1.52 per diluted share, compared with a net operating (loss) of ($53.1) million, or ($0.73) per diluted common share, for the three months ended September 30, 2008. Net operating income for the nine months ended September 30, 2009 was $356.4 million, or $4.21 per diluted share, compared with net operating income of $124.1 million, or $1.53 per diluted common share, for the nine months ended September 30, 2008.
     Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains or losses on investments, foreign exchange gains and losses and non-recurring items, including the gain on bargain purchase, net of expenses relating to the acquisition of IPC Holdings, Ltd. (“IPC”) Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
     Commenting on third quarter results and 2009 business conditions, Validus’ Chairman and Chief Executive Officer Ed Noonan stated: “We completed the IPC amalgamation on September 4, 2009. As a consequence of the acquisition and of strong underlying financial results for our Validus Re and Talbot segments, we closed the quarter with total shareholders’ equity of $3.97 billion, total assets of $7.18 billion and total investments and cash of $5.71 billion. Diluted book value per share rose to $28.61 at September 30, 2009, which when combined with our $0.20 quarterly dividend resulted in an increase in diluted book value per share plus dividends of 10.5% in the quarter. Looking toward 2010, we approach the January renewal season with $4.3 billion of capital and the ability and intent to support our clients with our expanded resources.”
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Third quarter 2009 results
     Highlights for the third quarter include the following:
•	Gross premiums written for the three months ended September 30, 2009 were $331.0 million compared to $269.2 million for the three months ended September 30, 2008, an increase of $61.8 million, or 23.0%.

•	Net premiums earned for the three months ended September 30, 2009 were $374.7 million compared to $339.3 million for the three months ended September 30, 2008, an increase of $35.4 million, or 10.4%.

•	Combined ratio of 66.7% which included $32.0 million of favorable prior year loss reserve development, benefiting the loss ratio by 8.5 percentage points.

•	Net operating income for the three months ended September 30, 2009 of $145.6 million compared to a loss of ($53.1) million for the three months ended September 30, 2008, an increase of $198.7 million, or 374.5%, primarily attributable to an increased contribution from underwriting income of $200.1 million and lower finance charges of $3.3 million, offset by lower investment income of $6.8 million.

•	Net income for the three months ended September 30, 2009 of $499.2 million compared to a loss of ($126.3) million for the three months ended September 30, 2008, an increase of $625.5 million, or 495.2%, reflecting an increase in operating income of $198.7 million, an increase in net unrealized investment gains of $65.1 million, a decrease in foreign exchange losses of $39.7 million, and the gain on bargain purchase, net of expenses of $302.9 million.

•	Annualized return on average equity of 65.3% and annualized operating return on average equity of 19.0%.
     Highlights for the nine months ended September 30, 2009 include the following:
•	Gross premiums written for the nine months ended September 30, 2009 were $1,366.0 million compared to $1,170.7 million for the nine months ended September 30, 2008, an increase of $195.2 million, or 16.7%.

•	Net premiums earned for the nine months ended September 30, 2009 were $1,021.7 million compared to $940.5 million for the nine months ended September 30, 2008, an increase of $81.2 million, or 8.6%.

•	Combined ratio of 70.9% which included $53.3 million of favorable prior year loss reserve development, benefiting the loss ratio by 5.2 percentage points.

•	Net operating income for the nine months ended September 30, 2009 of $356.4 million compared to $124.1 million for the nine months ended September 30, 2008, an increase of $232.2 million, or 187.1%, primarily reflecting increased contribution from underwriting income of $231.2 million and lower finance charges of $19.1 million, offset by lower investment income of $25.6 million.

•	Net income for the nine months ended September 30, 2009 of $731.6 million compared to $16.1 million for the nine months ended September 30, 2008, an increase of $715.6 million, reflecting growth in operating income of $232.2 million, an increase in net unrealized investment gains of $182.4 million, a gain on bargain purchase, net of expenses of $287.1 million offset in part by an increase in net realized losses on investments of $12.3 million.

•	Annualized return on average equity of 38.7% and annualized operating return on average equity of 18.9%.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Re Segment Results
     Gross premiums written for the three months ended September 30, 2009 were $124.7 million compared to $125.0 million for the three months ended September 30, 2008, a decrease of $0.3 million, or 0.3%. Gross premiums written for the three months ended September 30, 2009 were comprised of $80.6 million of property premiums, $28.4 million of marine premiums and $15.7 million of specialty premiums compared to $97.5 million of property premiums, $19.2 million of marine premiums and $8.3 million of specialty premiums in the three months ended September 30, 2008.
     Net premiums earned for the three months ended September 30, 2009 were $199.8 million compared to $181.4 million for the three months ended September 30, 2008, an increase of $18.4 million, or 10.1%.
     The combined ratio for the three months ended September 30, 2009 was 49.2% compared to 139.7% for the three months ended September 30, 2008, a decrease of (90.5) percentage points.
     The loss ratio for the three months ended September 30, 2009 was 23.0% compared to 119.7% for the three months ended September 30, 2008, a decrease of (96.7) percentage points, due primarily to lower incidences of significant property and other loss events in the three months ended September 30, 2009, which added 95.2 points to the loss ratio for the three months ended September 30, 2008. The loss ratio for the three months ended September 30, 2009 included favorable prior year loss reserve development of $19.3 million (benefiting the loss ratio by 9.6 percentage points).
     Gross premiums written for the nine months ended September 30, 2009 were $734.4 million compared to $643.9 million for the nine months ended September 30, 2008, an increase of $90.5 million, or 14.1%. Gross premiums written for the nine months ended September 30, 2009 were comprised of $499.1 million of property premiums, $153.9 million of marine premiums and $81.3 million of specialty premiums compared to $472.0 million of property premiums, $111.9 million of marine premiums and $60.0 million of specialty premiums in the nine months ended September 30, 2008.
     Net premiums earned for the nine months ended September 30, 2009 were $537.9 million compared to $489.2 million for the nine months ended September 30, 2008, an increase of $48.7 million, or 10.0%.
     The combined ratio for the nine months ended September 30, 2009 was 52.8% compared to 87.7% for the nine months ended September 30, 2008, a decrease of (34.9) percentage points.
     The loss ratio for the nine months ended September 30, 2009 was 26.5% compared to 66.4% for the nine months ended September 30, 2008, a decrease of (39.9) percentage points. The loss ratio for the nine months ended September 30, 2009 included favorable prior year loss reserve development of $24.1 million (benefiting the loss ratio by 4.5 percentage points).
Talbot Segment Results
     Gross premiums written for the three months ended September 30, 2009 were $227.3 million compared to $157.3 million for the three months ended September 30, 2008, an increase of $70.0 million, or 44.5%. Gross premiums written for the three months ended September 30, 2009 were comprised of $79.2 million of property premiums, $69.6 million of marine premiums and $78.5 million of specialty premiums compared to $35.2 million of property premiums, $66.7 million of marine premiums and $55.4 million of specialty premiums in the three months ended September 30, 2008.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

     Net premiums earned for the three months ended September 30, 2009 were $174.9 million compared to $157.9 million for the three months ended September 30, 2008, an increase of $17.0 million, or 10.8%.
     The combined ratio for the three months ended September 30, 2009 was 83.5% compared to 97.7% for the three months ended September 30, 2008, a decrease of (14.2) percentage points.
     The loss ratio for the three months ended September 30, 2009 was 50.4% compared to 64.2% for the three months ended September 30, 2008, a decrease of (13.8) percentage points. The loss ratio for the three months ended September 30, 2009 included favorable prior year loss reserve development of $12.8 million (benefiting the loss ratio by 7.3 percentage points).
     Gross premiums written for the nine months ended September 30, 2009 were $690.4 million compared to $556.3 million for the nine months ended September 30, 2008, an increase of $134.0 million, or 24.1%. Gross premiums written for the nine months ended September 30, 2009 were comprised of $218.7 million of property premiums, $244.7 million of marine premiums and $227.0 million of specialty premiums compared to $123.0 million of property premiums, $230.8 million of marine premiums and $202.6 million of specialty premiums in the nine months ended September 30, 2008.
     Net premiums earned for the nine months ended September 30, 2009 were $483.8 million compared to $451.3 million for the nine months ended September 30, 2008, an increase of $32.4 million, or 7.2%.
     The combined ratio for the nine months ended September 30, 2009 was 87.3% compared to 92.9% for the nine months ended September 30, 2008, a decrease of (5.6) percentage points.
     The loss ratio for the nine months ended September 30, 2009 was 51.3% compared to 56.7% for the nine months ended September 30, 2008, a decrease of (5.4) percentage points. The loss ratio for the nine months ended September 30, 2009 included favorable prior year loss reserve development of $29.2 million (benefiting the loss ratio by 6.0 percentage points).
Corporate Segment Results
     Corporate results are comprised of executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended September 30, 2009 were $4.6 million compared to $4.3 million for the three months ended September 30, 2008, an increase of $0.3 million, or 7.6%. Additionally, there was $302.9 million in income from the gain on bargain purchase, net of expenses relating to the acquisition of IPC during the quarter. Share compensation expense for the three months ended September 30, 2009 was $2.7 million compared to $3.0 million for the three months ended September 30, 2008, a decrease of $0.3 million, or 10.3%.
     General and administrative expenses for the nine months ended September 30, 2009 were $13.8 million compared to $15.3 million for the nine months ended September 30, 2008, a decrease of $1.5 million, or 9.5%. Additionally, there was $287.1 million in income from the gain on bargain purchase, net of expenses relating to the acquisition of IPC during the quarter. Share compensation expense for the nine months ended September 30, 2009 was $8.1 million compared to $11.9 million for the nine months ended September 30, 2008, a decrease of $3.9 million, or 32.4%, due to the vesting of a tranche of restricted stock to senior executives during the three months ended March 31, 2009.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Investments
     Net investment income for the three months ended September 30, 2009 was $29.5 million compared to $36.4 million for the three months ended September 30, 2008, a decrease of $6.8 million, or 18.8%. Net investment income for the nine months ended September 30, 2009 was $83.3 million compared to $108.9 million for the nine months ended September 30, 2008, a decrease of $25.6 million, or 23.5%. Net investment income decreased as a result of reduced market yields and higher average cash balances.
     Net realized gains on investments for the three months ended September 30, 2009 were $5.4 million compared to net realized (losses) of ($13.7) million for the three months ended September 30, 2008. Net realized (losses) on investments for the nine months ended September 30, 2009 were ($20.6) million compared to net realized (losses) of ($8.3) million for the nine months ended September 30, 2008.
     Net unrealized gains on investments for the three months ended September 30, 2009 were $50.4 million compared to net unrealized (losses) of ($14.6) million for the three months ended September 30, 2008. Net unrealized gains on investments for the nine months ended September 30, 2009 were $109.8 million compared to net unrealized (losses) of ($72.6) million for the nine months ended September 30, 2008. The net unrealized gains in the three months ended September 30, 2009 resulted primarily from unrealized gains in non-agency RMBS and corporate bonds sectors, partially offset by unrealized losses in US government and government agency securities. As at September 30, 2009, the unrealized gain on investments was $25.1 million, which represented 0.4% of total investments and cash.
Finance Expenses
     Finance expenses for the three months ended September 30, 2009 were $11.3 million compared to $14.5 million for the three months ended September 30, 2008, a decrease of $3.3 million, or 22.5%. Finance expenses for the nine months ended September 30, 2009 were $29.7 million compared to $48.8 million for the nine months ended September 30, 2008, a decrease of $19.1 million, or 39.1%. These decreases primarily related to the termination of third-party capital for Talbot commencing with the 2008 year of account. Finance expenses consisted principally of interest on the Company’s junior subordinated deferrable debentures and third-party capital costs for Talbot.
Shareholders’ Equity and Capitalization
     As at September 30, 2009, shareholders’ equity was $3.97 billion. Diluted book value per common share was $28.61 compared to $26.08 at June 30, 2009. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
     Total capitalization at September 30, 2009 was $4.3 billion, including $304.3 million of junior subordinated deferrable debentures.
Share Repurchase Program Authorization
     The Company also announced today that on November 4, 2009, the Board of Directors of the Company (the “Board”) approved a share repurchase program, authorizing the Company to repurchase up to $400 million of its common shares. The Company expects the purchases to be made from time to time in the open market or in privately negotiated transactions. The timing, form and amount of the share repurchases under the program will depend on a variety of factors, including market conditions, the Company’s capital position relative to internal and rating agency targets, legal requirements and other factors. The repurchase program may be modified, extended or terminated by the Board at any time.
Conference Call
     The Company will host a conference call for analysts and investors on November 6, 2009 at 9:00 AM (Eastern) to discuss the third quarter 2009 financial results and related matters. The conference call can be accessed via telephone by dialing 1-866-713-8566 (toll-free U.S.) or 1-617-597-5325 (international) and entering the pass code 31062383. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 20, 2009 by dialing 1-888-286-8010 (toll-free U.S) or 1-617-801-6888 (international) and entering the pass code 45321761.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

     This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company’s website located at www.validusholdings.com. In addition, a financial supplement relating to our financial results for the three and nine months ended September 30, 2009 is available in the Investor Relations section of the Company’s website.
About Validus Holdings, Ltd.
     Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at September 30, 2009 (Unaudited) and December 31, 2008

(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30,	December 31,
	2009	2008
	(Unaudited)
Assets
Fixed maturities, at fair value (amortized cost: 2009 - $4,566,801; 2008 - $2,553,018)	$4,590,143	$2,454,501
Short-term investments, at fair value (amortized cost: 2009 - $595,557; 2008 - $379,537)	594,581	377,036
Other investments, at fair value (amortized cost: 2009 - $126,301)	129,012	—
Cash and cash equivalents	393,788	449,848

Total investments and cash	5,707,524	3,281,385
Premiums receivable	723,029	408,259
Deferred acquisition costs	139,157	108,156
Prepaid reinsurance premiums	101,711	22,459
Securities lending collateral	100,053	98,954
Loss reserves recoverable	172,101	208,796
Paid losses recoverable	10,064	1,388
Net receivable for investments sold	—	490
Income taxes recoverable	3,027	1,365
Intangibles assets	124,096	127,217
Goodwill	20,393	20,393
Accrued investment income	43,190	20,433
Other assets	32,726	23,185

Total assets	$7,177,071	$4,322,480

Liabilities
Reserve for losses and loss expenses	$1,624,743	$1,305,303
Unearned premiums	955,049	539,450
Reinsurance balances payable	40,879	33,042
Securities lending payable	101,040	105,688
Deferred income taxes	26,110	21,779
Net payable for investments purchased	39,224	—
Accounts payable and accrued expenses	119,534	74,184
Debentures payable	304,300	304,300

Total liabilities	3,210,879	2,383,746

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 Issued and outstanding (2009 - 131,107,196; 2008 - 75,624,697)	22,944	13,235
Additional paid-in-capital	2,748,121	1,412,635
Accumulated other comprehensive (loss) income	(4,976)	(7,858)
Retained earnings	1,200,103	520,722

Total shareholders’ equity	3,966,192	1,938,734

Total liabilities and shareholders’ equity	$7,177,071	$4,322,480

Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the three and nine months ended September 30, 2009 and 2008 (Unaudited)

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Gross premiums written	$331,028	$269,236	$1,365,951	$1,170,749
Reinsurance premiums ceded	(67,687)	(35,139)	(202,489)	(121,438)

Net premiums written	263,341	234,097	1,163,462	1,049,311
Change in unearned premiums	111,376	105,229	(141,786)	(108,823)

Net premiums earned	374,717	339,326	1,021,676	940,488
Gain on bargain purchase, net of expenses	302,950	—	287,099	—
Net investment income	29,532	36,379	83,267	108,857
Realized gain on repurchase of debentures	—	—	—	8,752
Net realized gains (losses) on investments	5,429	(13,667)	(20,642)	(8,348)
Net unrealized gains (losses) on investments	50,437	(14,649)	109,839	(72,608)
Other income	1,101	1,269	2,875	3,666
Foreign exchange (losses)	(5,244)	(44,933)	(1,012)	(35,843)

Total revenues	758,922	303,725	1,483,102	944,964

Expenses
Losses and loss expenses	134,152	318,464	390,736	580,578
Policy acquisition costs	64,236	60,425	190,125	173,545
General and administrative expenses	46,036	30,120	125,315	101,139
Share compensation expenses	5,862	6,012	18,848	19,818
Finance expenses	11,257	14,517	29,732	48,796

Total expenses	261,543	429,538	754,756	923,876

Net income (loss) before taxes	497,379	(125,813)	728,346	21,088
Tax benefit (expense)	1,799	(487)	3,301	(4,992)

Net income (loss)	$499,178	$(126,300)	$731,647	$16,096

Comprehensive income
Foreign currency translation adjustments	(915)	(1,556)	2,882	(1,479)

Comprehensive income (loss)	$498,263	$(127,856)	$734,529	$14,617

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	92,492,373	74,864,724	81,458,329	74,435,840
Diluted	95,834,809	74,864,724	84,626,505	77,922,718

Basic earnings (loss) per share	$5.38	$(1.71)	$8.92	$0.15

Diluted earnings (loss) per share	$5.21	$(1.71)	$8.65	$0.14

Cash dividends declared per share	$0.20	$0.20	$0.60	$0.60

Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended September 30, 2009

(Expressed in thousands of U.S. dollars, except share and per share information)
     The following tables summarize the underwriting results of our operating segments and corporate segment:

			Corporate &
Three months ended September 30, 2009	Validus Re	Talbot	Eliminations	Total
Gross premiums written	$124,704	$227,325	$(21,001)	$331,028
Reinsurance premiums ceded	(38,435)	(50,253)	21,001	(67,687)

Net premiums written	86,269	177,072	—	263,341
Change in unearned premiums	113,499	(2,123)	—	111,376

Net premiums earned	199,768	174,949	—	374,717
Losses and loss expenses	45,987	88,165	—	134,152
Policy acquisition costs	32,648	33,106	(1,518)	64,236
General and administrative expenses	17,987	23,424	4,625	46,036
Share compensation expenses	1,766	1,371	2,725	5,862

Underwriting income (loss)	$101,380	$28,883	$(5,832)	$124,431

Net investment income	23,420	7,629	(1,517)	29,532
Net realized gains (losses) on investments	5,397	32	—	5,429
Net unrealized gains (losses) on investments	40,893	9,544	—	50,437
Other income	1,847	772	(1,518)	1,101
Finance expenses	(393)	(3,926)	(6,938)	(11,257)
Foreign exchange gains (losses)	739	(5,983)	—	(5,244)
Gain on bargain purchase, net of expenses	—	—	302,950	302,950

Net income (loss) before taxes	173,283	36,951	287,145	497,379
Tax (expense) benefit	(41)	1,840	—	1,799

Net income (loss)	$173,242	$38,791	$287,145	$499,178

Selected ratios (1)
Losses and loss expenses	23.0%	50.4%		35.8%
Policy acquisition costs	16.3%	18.9%		17.1%
General and administrative expenses	9.9%	14.2%		13.8%

Expense ratio	26.2%	33.1%		30.9%

Combined ratio	49.2%	83.5%		66.7%

Total assets	$5,087,544	$2,049,647	$39,880	$7,177,071

(1)	Ratios are based on net premiums earned. The general and administrative expense ratio includes share compensation expenses.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended September 30, 2008

(Expressed in thousands of U.S. dollars, except share and per share information)

			Corporate &
Three months ended September 30, 2008	Validus Re	Talbot	Eliminations	Total
Gross premiums written	$125,029	$157,307	$(13,100)	$269,236
Reinsurance premiums ceded	(36,286)	(11,953)	13,100	(35,139)

Net premiums written	88,743	145,354	—	234,097
Change in unearned premiums	92,653	12,576	—	105,229

Net premiums earned	181,396	157,930	—	339,326
Losses and loss expenses	217,081	101,383	—	318,464
Policy acquisition costs	26,520	34,026	(121)	60,425
General and administrative expenses	7,972	17,851	4,297	30,120
Share compensation expenses	1,809	1,164	3,039	6,012

Underwriting income (loss)	$(71,986)	$3,506	$(7,215)	$(75,695)

Net investment income	25,984	11,737	(1,342)	36,379
Net realized gains (losses) on investments	(12,528)	(1,139)	—	(13,667)
Net unrealized gains (losses) on investments	(15,946)	1,297	—	(14,649)
Other income	121	1,269	(121)	1,269
Finance expenses	(213)	(7,201)	(7,103)	(14,517)
Foreign exchange (losses)	(22,919)	(22,014)	—	(44,933)

Net income (loss) before taxes	(97,487)	(12,545)	(15,781)	(125,813)
Tax (expense)	(31)	(456)	—	(487)

Net income (loss)	$(97,518)	$(13,001)	$(15,781)	$(126,300)

Selected ratios (1):
Losses and loss expenses	119.7%	64.2%		93.9%
Policy acquisition costs	14.6%	21.5%		17.8%
General and administrative expenses	5.4%	12.0%		10.6%

Expense ratio	20.0%	33.5%		28.4%

Combined ratio	139.7%	97.7%		122.3%

Total assets	$2,741,721	$1,763,614	$4,261	$4,509,596

(1)	Ratios are based on net premiums earned. The general and administrative expense ratio includes share compensation expenses.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the nine months ended September 30, 2009

(Expressed in thousands of U.S. dollars, except share and per share information)
     The following tables summarize the underwriting results of our operating segments and corporate segment:

			Corporate &
Nine months ended September 30, 2009	Validus Re	Talbot	Eliminations	Total
Gross premiums written	$734,390	$690,357	$(58,796)	$1,365,951
Reinsurance premiums ceded	(94,794)	(166,491)	58,796	(202,489)

Net premiums written	639,596	523,866	—	1,163,462
Change in unearned premiums	(101,684)	(40,102)	—	(141,786)

Net premiums earned	537,912	483,764	—	1,021,676
Losses and loss expenses	142,570	248,166	—	390,736
Policy acquisition costs	90,346	102,378	(2,599)	190,125
General and administrative expenses	45,928	65,565	13,822	125,315
Share compensation expenses	4,986	5,804	8,058	18,848

Underwriting income (loss)	$254,082	$61,851	$(19,281)	$296,652

Net investment income	64,989	22,816	(4,538)	83,267
Net realized (losses) gains on investments	(14,282)	(6,360)	—	(20,642)
Net unrealized gains (losses) on investments	95,693	14,146	—	109,839
Other income	3,034	2,440	(2,599)	2,875
Finance expenses	(1,233)	(7,688)	(20,811)	(29,732)
Foreign exchange (losses) gains	(641)	(427)	56	(1,012)
Gain on bargain purchase, net of expenses	—	—	287,099	287,099

Net income before taxes	401,642	86,778	239,926	728,346
Tax (expense) benefit	(107)	3,408	—	3,301

Net income	$401,535	$90,186	$239,926	$731,647

Selected ratios (1)
Losses and loss expenses	26.5%	51.3%		38.2%
Policy acquisition costs	16.8%	21.2%		18.6%
General and administrative expenses	9.5%	14.8%		14.1%

Expense ratio	26.3%	36.0%		32.7%

Combined ratio	52.8%	87.3%		70.9%

Total assets	$5,087,544	$2,049,647	$39,880	$7,177,071

(1)	Ratios are based on net premiums earned. The general and administrative expense ratio includes share compensation expenses.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the nine months ended September 30, 2008

(Expressed in thousands of U.S. dollars, except share and per share information)

			Corporate &
Nine months ended September 30, 2008	Validus Re	Talbot	Eliminations	Total
Gross premiums written	$643,898	$556,335	$(29,484)	$1,170,749
Reinsurance premiums ceded	(61,237)	(89,685)	29,484	(121,438)

Net premiums written	582,661	466,650	—	1,049,311
Change in unearned premiums	(93,498)	(15,325)	—	(108,823)

Net premiums earned	489,163	451,325	—	940,488
Losses and loss expenses	324,673	255,905	—	580,578
Policy acquisition costs	72,232	101,458	(145)	173,545
General and administrative expenses	27,306	58,561	15,272	101,139
Share compensation expenses	4,632	3,266	11,920	19,818

Underwriting income (loss)	$60,320	$32,135	$(27,047)	$65,408

Net investment income	76,736	34,445	(2,324)	108,857
Realized gain on repurchase of debentures	—	—	8,752	8,752
Net realized (losses) gains on investments	(13,711)	5,363	—	(8,348)
Net unrealized gains (losses) on investments	(58,617)	(13,991)	—	(72,608)
Other income	145	3,666	(145)	3,666
Finance expenses	(655)	(25,821)	(22,320)	(48,796)
Foreign exchange (losses)	(15,647)	(20,196)	—	(35,843)

Net income (loss) before taxes	48,571	15,601	(43,084)	21,088
Tax (expense)	(78)	(4,914)	—	(4,992)

Net income (loss)	$48,493	$10,687	$(43,084)	$16,096

Selected ratios (1)
Losses and loss expenses	66.4%	56.7%		61.7%
Policy acquisition costs	14.8%	22.5%		18.5%
General and administrative expenses	6.5%	13.7%		12.9%

Expense ratio	21.3%	36.2%		31.4%

Combined ratio	87.7%	92.9%		93.1%

Total assets	$2,741,721	$1,763,614	$4,261	$4,509,596

(1)	Ratios are based on net premiums earned. The general and administrative expense ratio includes share compensation expenses.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity
For the three and nine months ended September 30, 2009 and 2008

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Net income (loss)	$499,178	$(126,300)	$731,647	$16,096
Adjustments for:
Gain on bargain purchase, net of expenses	(302,950)	—	(287,099)	—
Realized gain on repurchase of debentures	—	—	—	(8,752)
Net realized (gains) losses on investments	(5,429)	13,667	20,642	8,348
Net unrealized (gains) losses on investments	(50,437)	14,649	(109,839)	72,608
Foreign exchange losses	5,244	44,933	1,012	35,843

Net operating income (loss)	145,606	(53,051)	356,363	124,143
Less: Dividends and distributions
declared on outstanding warrants	(1,591)	(1,739)	(4,917)	(5,217)

Net operating income (loss), adjusted	$144,015	$(54,790)	$351,446	$118,926

Net income (loss) per share — diluted	$5.21	$(1.71)	$8.65	$0.14
Adjustments for:
Gain on bargain purchase, net of expenses	(3.16)	—	(3.39)	—
Realized gain on repurchase of debentures	—	—	—	(0.11)
Net realized (gains) losses on investments	(0.06)	0.18	0.24	0.11
Net unrealized (gains) losses on investments	(0.53)	0.20	(1.30)	0.93
Foreign exchange losses	0.06	0.60	0.01	0.46

Net operating income (loss) per share — diluted	$1.52	$(0.73)	$4.21	$1.53

Weighted average number of common shares and common share equivalents — diluted	95,834,809	74,864,724	84,626,505	77,922,718

Average shareholders’ equity	3,059,081	1,986,696	2,519,970	1,974,713

Annualized operating return on average equity	19.0%	(10.7)%	18.9%	8.4%

Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Common Share
As at September 30, 2009 and December 31, 2008

(Expressed in thousands of U.S. dollars, except share and per share information)

	As at September 30, 2009
				Book value per
	Equity amount	Shares	Exercise price	share
Book value per common share
Total shareholders’ equity	$3,966,192	131,107,196		$30.25

Diluted book value per common share
Total shareholders’ equity	3,966,192	131,107,196
Assumed exercise of outstanding warrants	139,576	7,952,138	$17.55
Assumed exercise of outstanding stock options	68,368	3,430,816	$19.93
Unvested restricted shares	—	3,383,298

Diluted book value per common share	$4,174,136	145,873,448		$28.61

	As at December 31, 2008
				Book value per
	Equity amount	Shares	Exercise price	share
Book value per common share
Total shareholders’ equity	$1,938,734	75,624,697		$25.64

Diluted book value per common share
Total shareholders’ equity	1,938,734	75,624,697
Assumed exercise of outstanding warrants	152,316	8,680,149	$17.55
Assumed exercise of outstanding stock options	51,043	2,799,938	$18.23
Unvested restricted shares	—	2,986,619

Diluted book value per common share	$2,142,093	90,091,403		$23.78

Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings, Ltd.
Pro Forma Combined Statement of Operations
For the three months ended September 30, 2009

(Expressed in thousands of U.S. dollars, except share and per share information)

	Historical	Historical	Pro Forma
	Validus	IPC	Purchase	Pro Forma
	Holdings, Ltd.	Holdings, Ltd.	Adjustments	Consolidated
Underwriting income
Gross premiums written	$331,028	$25,443	$—	$356,471
Reinsurance premiums ceded	(67,687)	(179)	—	(67,866)

Net premiums written	263,341	25,264	—	288,605
Change in unearned premiums	111,376	42,081	—	153,457

Net premiums earned	374,717	67,345	—	442,062

Underwriting deductions
Losses and loss expenses	134,152	2,101	—	136,253
Policy acquisition costs	64,236	6,890	—	71,126
General and administrative expenses	46,036	3,880	—	49,916
Share compensation expenses	5,862	1,750	—	7,612

Total underwriting deductions	250,286	14,621	—	264,907

Underwriting income	124,431	52,724	—	177,155
Net investment income	29,532	13,650	(3,731)	39,451
Other income (expense)	1,101	(57)	—	1,044
Finance expenses	(11,257)	—	—	(11,257)

Operating income before income taxes	143,807	66,317	(3,731)	206,393
Tax benefit	1,799	—	—	1,799

Net operating income	145,606	66,317	(3,731)	208,192
Gain on bargain purchase, net of expenses	302,950	(69,700)	(233,250)	—
Net realized gains on investments	5,429	5,664	—	11,093
Net unrealized gains on investments	50,437	64,342	—	114,779
Foreign exchange (losses) gains	(5,244)	6,435	—	1,191

Net income	499,178	73,058	(236,981)	335,255

Warrant dividend	(1,591)	—	—	(1,591)

Net income available to common shareholders	$497,587	$73,058	$(236,981)	$333,664

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	92,492,373		38,545,538	131,037,911
Diluted	95,834,809		38,545,538	134,380,347

Basic earnings per common share	$5.38			$2.55
Diluted earnings per common share	$5.21			$2.49

Operating income per share	$1.56			$1.58
Operating income per diluted share	$1.52			$1.55

Notes:

(a)	Operating results of IPC have been included under Historical Validus Holdings, Ltd. from September 4, 2009, the date of acquisition. Historical IPC Holdings, Ltd. includes operating results for eight months only.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings, Ltd.
Pro Forma Combined Statement of Operations
For the nine months ended September 30, 2009

(Expressed in thousands of U.S. dollars, except share and per share information)

	Historical	Historical	Pro Forma
	Validus	IPC	Purchase	Pro Forma
	Holdings, Ltd.	Holdings, Ltd.	Adjustments	Consolidated
Underwriting income
Gross premiums written	$1,365,951	$387,602	$(265)	$1,753,288
Reinsurance premiums ceded	(202,489)	(6,794)	265	(209,018)

Net premiums written	1,163,462	380,808	—	1,544,270
Change in unearned premiums	(141,786)	(118,557)	—	(260,343)

Net premiums earned	1,021,676	262,251	—	1,283,927

Underwriting deductions
Losses and loss expenses	390,736	32,793	—	423,529
Policy acquisition costs	190,125	26,634	—	216,759
General and administrative expenses	125,315	23,942	—	149,257
Share compensation expenses	18,848	6,714	—	25,562

Total underwriting deductions	725,024	90,083	—	815,107

Underwriting income	296,652	172,168	—	468,820

Net investment income	83,267	56,795	(11,624)	128,438
Other income (expense)	2,875	(31)	—	2,844
Finance expenses	(29,732)	(383)	—	(30,115)

Operating income before income taxes	353,062	228,549	(11,624)	569,987
Tax benefit	3,301	—	—	3,301

Net operating income	356,363	228,549	(11,624)	573,288
Gain on bargain purchase, net of expenses	287,099	(90,151)	(196,948)	—
Net realized (losses) gains on investments	(20,642)	6,826	—	(13,816)
Net unrealized gains on investments	109,839	104,993	—	214,832
Foreign exchange (losses) gains	(1,012)	4,968	—	3,956

Net income	731,647	255,185	(208,572)	778,260

Warrant dividend	(4,917)	—	—	(4,917)

Net income available to common shareholders	$726,730	$255,185	$(208,572)	$773,343

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	81,458,329		49,219,687	130,678,016
Diluted	84,626,505		49,219,687	133,846,192

Basic earnings per common share	$8.92			$5.92
Diluted earnings per common share	$8.65			$5.81

Operating income per share	$4.31			$4.35
Operating income per diluted share	$4.21			$4.28

Notes:

(a)	Operating results of IPC have been included under Historical Validus Holdings, Ltd. from September 4, 2009, the date of acquisition. Historical IPC Holdings, Ltd. includes operating results for eight months only.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings, Ltd.
Pro Forma Combined Statement of Operations
For the three months ended June 30, 2009

(Expressed in thousands of U.S. dollars, except share and per share information)

	Historical	Historical	Pro Forma
	Validus	IPC	Purchase	Pro Forma
	Holdings, Ltd.	Holdings, Ltd.	Adjustments	Consolidated
Underwriting income
Gross premiums written	$425,032	$127,549	$—	$552,581
Reinsurance premiums ceded	(62,291)	(2,195)	—	(64,486)

Net premiums written	362,741	125,354	—	488,095
Change in unearned premiums	(34,541)	(29,156)	—	(63,697)

Net premiums earned	328,200	96,198	—	424,398

Underwriting deductions
Losses and loss expenses	124,751	(8,417)	—	116,334
Policy acquisition costs	64,438	9,906	—	74,344
General and administrative expenses	41,200	9,908	—	51,108
Share compensation expenses	5,632	2,475	—	8,107

Total underwriting deductions	236,021	13,872	—	249,893

Underwriting Income	92,179	82,326	—	174,505

Net investment income	26,963	21,279	(3,702)	44,540
Other income	1,017	19	—	1,036
Finance expenses	(10,752)	—	—	(10,752)

Operating income before income taxes	109,407	103,624	(3,702)	209,329
Tax benefit	976	—	—	976

Net operating income	110,383	103,624	(3,702)	210,305
Gain on bargain purchase, net of expenses	(15,851)	(8,813)	24,664	—
Net realized (losses) gains on investments	(2,650)	5,080	—	2,430
Net unrealized gains on investments	37,249	72,305	—	109,554
Foreign exchange gains	8,432	1,679	—	10,111

Net income	137,563	173,875	20,962	332,400
Warrant dividend	(1,590)	—	—	(1,590)

Net income available to common shareholders	$135,973	$173,875	$20,962	$330,810

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	76,138,038		54,679,419	130,817,457
Diluted	78,942,065		55,036,063	133,978,128

Basic earnings per common share	$1.79			$2.53
Diluted earnings per common share	$1.74			$2.48

Operating income per share	$1.43			$1.60
Operating income per diluted share	$1.40			$1.57
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Pro Forma Combined — Validus Holdings, Ltd. and IPC Holdings, Ltd.
Pro Forma Combined Statement of Operations
For the three months ended March 31, 2009

(Expressed in thousands of U.S. dollars, except share and per share information)

	Historical	Historical	Pro Forma
	Validus	IPC	Purchase	Pro Forma
	Holdings, Ltd.	Holdings, Ltd.	Adjustments	Consolidated
Underwriting income
Gross premiums written	$609,892	$234,610	$(265)	$844,237
Reinsurance premiums ceded	(72,512)	(1,734)	265	(73,981)

Net premiums written	537,380	232,876	—	770,256
Change in unearned premiums	(218,621)	(134,168)	—	(352,789)

Net premiums earned	318,759	98,708	—	417,467

Underwriting deductions
Losses and loss expenses	131,834	39,109	—	170,943
Policy acquisition costs	61,449	9,838	—	71,287
General and administrative expenses	38,079	10,154	—	48,233
Share compensation expenses	7,354	2,489	—	9,843

Total underwriting deductions	238,716	61,590	—	300,306

Underwriting income	80,043	37,118	—	117,161

Net investment income	26,772	21,866	(4,191)	44,447
Other income	757	7	—	764
Finance expenses	(7,723)	(383)	—	(8,106)

Operating income before income taxes	99,849	58,608	(4,191)	154,266
Tax benefit	526	—	—	526

Net operating income	100,375	58,608	(4,191)	154,792

Gain on bargain purchase, net of expenses	—	(11,638)	11,638	—
Net realized losses on investments	(23,421)	(3,918)	—	(27,339)
Net unrealized gains (losses) on investments	22,153	(31,654)	—	(9,501)
Foreign exchange losses	(4,200)	(3,146)	—	(7,346)

Net income	94,907	8,252	7,447	110,606
Warrant dividend	(1,736)	—	—	(1,736)

Net income available to common shareholders	$93,171	$8,252	$7,447	$108,870

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	75,744,577		54,425,368	130,169,945
Diluted	79,102,643		54,959,647	134,062,290

Basic earnings per common share	$1.23			$0.84
Diluted earnings per common share	$1.20			$0.83

Operating income per share	$1.30			$1.18
Operating income per diluted share	$1.27			$1.15
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
     This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) Validus’ limited operating history; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Talbot, IPC or other businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; 17) availability of reinsurance and retrocessional coverage; and 18) failure to realize the anticipated benefits of the IPC acquisition, including as a result of failure or delay in integrating the businesses of Validus and IPC, as well as management’s response to any of the aforementioned factors.
     The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
     In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income per share, underwriting income, annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. Underwriting income indicates the performance of the Company’s core underwriting function, excluding revenues and expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company’s core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing and loss frequency and severity. Underwriting profitability over time is also influenced by
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com

the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
     Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income, Net Operating Income per share and Annualized Net Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Diluted Book Value Per Share”. Net operating income is calculated based on net income (loss) excluding net realized gains (losses), net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business.
Validus Holdings, Ltd., 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusholdings.com